PROMISSORY NOTE

Eagan, Minnesota
$125,000                                                           May 3, 2011

For Value Received, Minot 123, LLC,  a North Dakota  limited liability company (the “Company”), promises to pay to the order of Hypertension Diagnostics, Inc., a Minnesota corporation (“Holder”), pursuant to the terms herein, in lawful money of the United States of America, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000), together with interest in arrears on the unpaid principal balance remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) at a rate equal to Eight Percent (8%) per annum, in the manner provided below, as evidenced by this Promissory Note (the “Note”).  In the event of an exercise of a Repayment Option, as provided herein, this Note shall be secured by the assets of the Company.   This Note is being issued pursuant to that certain Restructuring Agreement by and between the Company and Holder of even date herewith.

1.           PAYMENTS.

1.1           Repayment Option.   The proceeds from this Note shall be used to acquire a property located at 123 1st Street, Minot, North Dakota (the “M Building”).   The Company will use its best efforts to make M Building “Operational and Rentable” by the end of 45 calendar days from the date of this Note (the “Operational Date”).    Operational and Rentable shall mean that with respect to the M Building, the following systems are in working order or have otherwise been repaired and replaced to be in working order: elevators, electrical systems, boilers, coolers, controls, glass plate repairs, lighting replacement and repairs, pipes and plumbing, structural repairs and asbestos abatement to such a level that M Building shall be deemed rentable to third parties.   The determination of whether M Building is Operational and Rentable shall be made in the sole discretion and in good faith by the Board of Directors of the Holder, or any committee thereof, excluding any Board of Director of the Holder who has direct or indirect ownership interest in the Company (the “Independent Board”).  To the extent that the Independent Board believes that M Building is not Operational and Rentable, the Company agrees that this Note shall be repaid 90 days from the date of such determination by the Independent Board (the “Note Maturity Date”).   The obligation to repay the Note because of such determination that M Building is not Operational and Rentable shall be secured by a second mortgage on M Building which shall be second only to the first mortgage held by the seller of  M Building to the Company or any assignee thereof.

1.2            Principal and Interest.  To the extent that the Note must be repaid because the Independent Board has determined that M Building is not Operational and Rentable,  the principle and any accrued interest on the Note shall be payable on the Note Maturity Date.

1.3           M Building Deemed Operational and Rentable.  To the extent that the Independent Board determines that M Building is Operational and Rentable as provided in Section 1.1, this Note may be forgiven by the Independent Board of the Holder.

1.4           Prepayment.  At any time after the date hereof, the Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by the accrued interest on the amount of principal prepaid calculated to the date of such prepayment.  The Company shall provide Holder with not less than fifteen (15) days written notice prior to such prepayment.

2.           DEFAULT.

2.1           Events of Default.  The occurrence of any one or more of the following events with respect to Company shall constitute an event of default hereunder (“Event of Default”):

(a)           If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(b)           If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties, or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 90 days; or

(c)           Failure of the Company to pay when due any amounts owed hereunder.

(d)           The issuing of any mortgage or security interest on the M Building other than the $200,000 mortgage issued to the seller of the M Building to the Company.

2.2           Notice by the Company. The Company shall notify Holder in writing at the Holder’s address last shown in the Company’s records within five days after the occurrence of any Event of Default of which the Company acquires knowledge.

2.3           Remedies.  Upon the occurrence of an Event of Default hereunder (unless all Events of Defaults have been cured or waived by Holder), Holder may, at its option, (i) by written notice to the Company, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, (ii) exercise all rights under the Security Agreement, and/or (iii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note.  The Company shall pay all reasonable costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

3.           TRANSFERABILITY. The Holder is not prohibited from transferring its right, title and interest in this Note.

4.           MISCELLANEOUS.

4.1           Waiver.  The rights and remedies of Holder under this Note shall be cumulative and not alternative.  No waiver by Holder of any right or remedy under this Note shall be effective unless in a writing signed by Holder.  Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part by a waiver or renunciation of the claim or right unless in a writing, signed by Holder; (b) no waiver that may be given by Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of Holder to take further action without notice or demand as provided in this Note.  The Company hereby waives presentment, demand, protest and notice of dishonor and protest.

4.2           Notices.  Any notice required or permitted to be given hereunder shall be given by the Company to the Holder or the Holder to the Company in writing and shall be (a) personally delivered ; (b) sent by overnight courier of national reputation, or (c) transmitted by facsimile or electronic mailing.

4.3           Severability.  If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.4           Governing Law.  This Note will be governed by the laws of the State of Minnesota without regard to conflicts of laws principles.

4.5           Parties in Interest.  This Note shall bind the Company and its successors and assigns.  This Note shall not be assigned by Holder without the express prior written consent the Company, which consent may be granted or withheld in the Company’s reasonable discretion.

4.6           Authorization.  The Company is authorized to issue this Note and the issuance of this Note will not conflict with any contract or agreement of the Company.

4.7           Section Headings, Construction.  The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.  All references to “section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

In Witness Whereof, the Company has executed and delivered this Note as of the date first stated above.

MINOT 123, LLC

By:	/s/ Kenneth Brimmer
Its Manager